EXHIBIT 10.17

                             PSS World Medical, Inc.
                            4345 Southpoint Boulevard
                           Jacksonville, Florida 32216

                                 March 21, 2001

Mr. Patrick C. Kelly
1091 Ponte Vedra Boulevard
Ponte Vedra Beach, Florida 32082

Dear Patrick:

     This letter will memorialize our agreement with respect to your resignation as the Chairman of the Board and Chief Executive Officer of PSS World Medical, Inc. (the "Company"), as well as all other positions you held with the Company and its affiliates. Please acknowledge your agreement by signing in the space indicated at the end of this letter.

     1. Termination of Employment. Effective October 2, 2000 (the "Separation Date"), your employment with the Company and its affiliates was terminated. You and the Company have agreed that this termination will be treated as a "termination without Cause" for purposes of your Employment Agreement with the Company, dated March 4, 1998, as amended (your "Employment Agreement").

     2. Severance Benefits. In consideration of your promises and covenants made in this agreement, and in recognition of the terms of your Employment Agreement, the Company agrees to provide you the following benefits:

          (a) the Company has paid to you your base salary in effect as of the Separation Date ($660,000 per year) and maintained your medical and insurance benefits through December 31, 2000;

          (b) the Company shall pay to you $677,000 in cash within ten (10) days of the execution hereof (but not sooner than the expiration of the seven-day revocation period described in Section 5(b) of this agreement) and receipt of all executed exhibits and documents (including shares of Company stock pledged pursuant to Section 2(g)(i)(C) below) related thereto and hereto;

          (c) the Company shall pay to you, on the first day of each month from July, 2002, through December, 2002 (the last six months of the Restricted Period, as defined in Section 3(b) below), $55,000 in cash, which in total represents six months of your base salary ($330,000);

          (d) until June 30, 2003, you and your family will be eligible for participation in Welfare Benefit Plans, in accordance with Section 6(c) of your Employment Agreement, as in effect generally at any time prior to June

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     30, 2003, with respect to and on the same basis as other peer executives of the Company and its affiliated companies and their families; provided, however, that if you become re-employed with another employer before June 30, 2003, and are eligible to receive medical or other welfare benefits under another employer provided plan, while you are so employed the medical and other welfare benefits described herein shall be secondary to those provided under such other plan until the earlier of the date such re-employment ends or June 30, 2003, and if such re-employment ends before June 30, 2003, the full benefits coverage described in the first part of this sentence shall once again resume until the earlier of June 30, 2003, or the date of additional re-employment;

          (e) the Company has paid to you $55,250 on January 31, 2001 and $50,000 on March 7, 2001, and shall pay to you $44,750 on the date of execution hereof (such payment to be made upon the same conditions as payment in Section 2(b) above);

          (f) the obligations reflected in that certain Promissory Note from you to the Company, dated September 16, 1997, in the original principal amount of $3,000,000, shall be amended, with such amendments embodied in a new note in the form attached hereto as Exhibit A (the "Note"), which shall be executed contemporaneously herewith, such that:

               (i) until the third anniversary of the date of the last interest payment, made April 30, 2000, interest accruing (and accruing thereon) shall be deferred, to be due and payable upon the earlier of a Change of Control, as defined in Section 3(b) below, or maturity, with interest accruing thereafter to be due and payable annually,

               (ii) upon a Change of Control, as defined below, the principal of the Note shall be forgiven, but any and all interest that has accrued, regardless of any deferral of such interest under subsection (i) above, shall become immediately due and payable, and

               (iii) the Company shall purchase and pay the premiums on, and be named beneficiary under, a six-year term life insurance policy on your life in the amount of $4,000,000, which shall satisfy any remaining obligations on the Note in the event of your death;

          (g) the $1,994,243 advance loaned to you by the Company (the "Margin Loan") shall be satisfied as follows:

               (i) as to $997,122:

                    (A) interest shall accrue at the lowest acceptable rate published by the Internal Revenue Service to avoid imputation of income to you,

                    (B) the principal, which shall include the interest outstanding on the Margin Loan as of the date hereof, and the interest that accrues on such principal shall become due and payable three (3) years from the Separation Date, though either or both may be paid, in full or in part, prior to the maturity date,

                    (C) the above terms shall be  evidenced  by a note that will be secured by the 340,000 shares of Company common stock you currently own, which may be sold by you to satisfy the principal or the accrued interest or both, in the form of the Secured Recourse Promissory Note and Pledge Agreement annexed hereto as Exhibit B (the "Margin Note"), which shall be executed contemporaneously herewith, and

               (ii) as to the balance ($997,121) (the "Margin Loan Balance"), you promise to pay the Margin Loan Balance in the following manner:

                    (A) the  Company  agrees  to  extend  the date on which  the
               Margin Loan Balance is to be repaid in the manner set forth in the Note annexed hereto as Exhibit C, and

                    (B) pursuant to a Split Dollar Agreement in the form attached to this Agreement as Exhibit D, you shall purchase and the Company shall pay the premiums on a "split-dollar" life insurance policy on your life, and in exchange for the Company's payment of these premiums (i) you shall grant the Company a collateral assignment of all cash surrender value and such amount of the death benefit to repay the Company the Termination Priority Amount as such term is defined in the Split-Dollar Agreement, and (ii) you shall name the Company as a beneficiary of your portion of the death benefit under the policy sufficient in amount to repay the Termination Priority Amount as defined in the Split-Dollar Agreement, on your death;

          (h) the Company shall terminate the "split-dollar" life insurance policy the Company currently maintains on your life;

               (i) all of your  options to  acquire  stock of the  Company  (the
          "Options") shall fully and immediately vest as of the Separation Date, and in acknowledgement that all of the Options are currently "underwater," the Options are hereby amended as of the Separation Date to provide that they shall remain exercisable until the end of the original term;

          (j) you shall be permitted to purchase from the Company the automobile that you were using as of the Separation Date at the Company's book value of $19,543;

          (k) your vesting and payout in the ODIP Deferred Compensation Plan shall be in accordance with the terms of the plan; and

          (l) the provisions of Section 11 of your Employment Agreement, which relate to the excise tax-gross up obligations of the Company in the event of a Change of Control, as defined below, shall survive the Separation Date and continue in full force and effect.

     You acknowledge that the payments and benefits described herein are in exchange for your signing this agreement and exceed the payments and benefits to which you would be entitled but for this agreement.

     3. Restrictions on Your Conduct.

          (a) General. The restrictive covenants in this Section 3 replace the restrictive covenants in your Employment Agreement, which shall be void and of no further force or effect from and after the effectiveness hereof. You and the Company understand and agree that the purpose of the provisions of this Section 3 is to protect legitimate business interests of the Company, as more fully described below, and is not intended to eliminate your post-employment competition with the Company per se, nor is it intended to impair or infringe upon your right to work, earn a living, or acquire and possess property from the fruits of your labor. You hereby acknowledge that the post-employment restrictions set forth in this Section 3 are reasonable and that they do not, and will not, unduly impair your ability to earn a living after the effectiveness hereof. Therefore, in consideration of the benefits you received under your Employment Agreement as well as the severance benefits you are to receive under Section 2 of this letter agreement, you shall be subject to the restrictions set forth in this
     Section 3, subject to the limitations of reasonableness imposed by law.

          (b) Definitions. The following capitalized terms used in this Section 3 or elsewhere in this agreement, as the case may be, shall have the meanings assigned to them below, which definitions shall apply to both the singular and the plural forms of such terms:

          "Change of Control" means:

               (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (for the purposes of this definition, a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the combined voting power of the then outstanding voting securities of the Holder entitled to vote generally in the election of directors (the "Outstanding Holder Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Holder or any corporation controlled by the Holder, or (B) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection
          (iii) of this definition; or

               (ii) Individuals who, as of January 1, 2001 (the "Effective Date"), constitute the Board of Directors of the Holder (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Holder (the "Board"); provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Holder's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

               (iii)  Consummation of a reorganization,  merger or consolidation or sale or other disposition of all or substantially all of the assets of the Holder (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of common stock of the Holder (the "Outstanding Holder Common Stock") and Outstanding Holder Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Holder or all or substantially all of the Holder's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Holder Common Stock and Outstanding Holder Voting Securities, as the case may be,
          (B) no Person (excluding the Holder or any employee benefit plan (or related trust) of the Holder or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of the combined voting power of the then outstanding voting securities of such corporation resulting from such Business Combination except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

               "Competitive Services" means any activities engaged in by the Company as of the Separation Date, including but not limited to the following: (i) the marketing, sale and distribution of medical supplies, equipment and pharmaceuticals to primary care and other office-based physicians; (ii) the marketing, sale and distribution of medical diagnostic imaging supplies, chemicals, equipment and services to the acute care and alternate care market; (iii) the marketing, sale and distribution of medical supplies, equipment and pharmaceuticals to the long-term care market; and (iv) the provision of special group purchasing contract pricing or cost analyses to physicians or medical practices.

               "Confidential Information" means any confidential or proprietary information possessed by, or relating to the business of, the Company or any of its affiliates, including but not limited to the following:

                    o financial information, plans and data, management planning
               information,    business   acquisition   plans,   new   personnel
               acquisition plans;

                    o  business  plans,  market  studies,   marketing  plans  or
               strategies, pricing policies and lists;

                    o   Company   "know-how,"   operational   methods,   product
               development techniques or plans;

                    o  customer   lists,   details  of  customer  or  consultant
               contracts, current or anticipated customer requirements;

                    o past, current and planned research and development, inventions and ideas; and

                    o computer  software  programs  (including object and source codes), data and documentation, database technologies, systems, structures and architectures, and other compilations, devises, methods, techniques and processes.

               This definition shall not limit any definition of "confidential information" or any equivalent term under state or federal law.

               "Person" means any individual or any corporation, partnership, joint venture, limited liability company, association or other entity or enterprise.

               "Principal or Representative" means a principal, owner, partner, shareholder, joint venturer, investor, member, trustee, director, officer, manager, employee, agent, representative or consultant.

               "Protected Customers" means any Person to whom the Company has provided its products or services or to whom the Company has submitted a written proposal to provide its products or services during the eighteen (18) months prior to the Separation Date.

               "Protected Employees" means employees of the Company who were employed by the Company at the date hereof.

               "Restricted Period" means the period extending from the Separation Date until the earlier of (i) January 1, 2003, except that the period shall extend until January 1, 2005, with regard to the restrictions on disclosure of Trade Secrets under Section (3)(c) below, or (ii) the occurrence of a Change of Control, as defined above; provided, however, that such period shall be extended by any length of time during which you are in breach of any of the Restrictive Covenants.

               "Restrictive Covenants" means the restrictive covenants contained in Section 3(c) hereof.

               "Trade Secret" means all information, without regard to form, including but not limited to technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, distribution lists or a list of actual or potential customers, advertisers or suppliers which is not commonly known by or available to the public, and such information: (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Without limiting the foregoing, Trade Secret means any item of confidential information that constitutes a "trade secret(s)" under the common law or statutory law of the State of Florida.

     (c) Restrictive Covenants.

               (i) Restriction on Disclosure and Use of Confidential Information and Trade Secrets. You understand and agree that the Confidential Information and Trade Secrets constitute valuable assets of the Company and its affiliated entities, and may not be converted to your own use. Accordingly, you hereby agree that you shall not, directly or indirectly, at any time during the Restricted Period reveal, divulge or disclose any Confidential Information to any Person not expressly authorized by the Company, and you shall not, directly or indirectly, at any time during the Restricted Period use or make use of any Confidential Information in connection with any business activity. During the Restricted Period, you shall not directly or indirectly transmit or disclose any Trade Secret of the Company to any Person, and shall not make use of any such Trade Secret, directly or indirectly, for yourself or for others, without the prior written consent of the Company. You and the Company acknowledge and agree that this Section 3 is not intended to, and does not, alter either the Company's rights or your obligations under any state or federal statutory or common law regarding trade secrets and unfair trade practices.

               (ii) Restriction on Relationships with and Solicitation of Protected Employees. You understand and agree that the relationship between the Company and each of its Protected Employees constitutes a valuable asset of the Company and may not be converted through solicitation to your own use. Accordingly, you hereby agree that during the Restricted Period you shall not, directly or indirectly, on your own behalf or as a Principal or Representative of any Person or otherwise, enter into any relationship of employment, agency or independent contractorship with any Protected Employee, or solicit or induce any Protected Employee to terminate his or her employment relationship with the Company or to enter into any relationship of employment, agency or independent contractorship with any other Person.

               (iii) Restriction on Relationships with Protected Customers. You understand and agree that the relationship between the Company and each of its Protected Customers constitutes a valuable asset of the Company and may not be converted to your own use. Accordingly, you hereby agree that during the Restricted Period you shall not, without the prior written consent of the Company, become a Principal or Representative of, or otherwise provide services to, a Protected Customer, or solicit, divert or attempt to solicit or divert, directly or indirectly, on your own behalf or as a Principal or Representative of any Person, a Protected Customer for the purpose of providing or selling Competitive Services.

               (iv) Noncompetition with the Company. The parties acknowledge the following:

                    o that  your  services  on behalf  of the  Company  required special expertise and talent in the provision of Competitive Services and that you have had substantial contacts with customers of the Company;

                    o that  pursuant to your  employment  with the Company,  you have been in a position of trust and responsibility and you have had access to a substantial amount of Confidential Information and Trade Secrets and that the Company has placed you in such position and given you access to such information in reliance upon your agreement not to compete with the Company during the Restricted Period;

                    o that due to your  management  duties,  you  have  been the repository of a substantial portion of the goodwill of the Company and would have an unfair advantage in competing with the Company;

                    o that you are capable of competing with the Company; and

                    o that you are capable of obtaining  gainful,  lucrative and desirable employment that does not violate the restrictions contained in this Agreement.

     Therefore, you hereby agree that during the Restricted Period you shall not, without prior written consent of the Company, directly or indirectly provide, or consult with regard to, any Competitive Services to any Person within the territory in which the Company provides Competitive Services as of the Separation Date.

     You also hereby agree that during the Restricted Period you shall not, without prior written consent of the Company, (A) be connected as a Principal or Representative with, (B) own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or
(C) permit your name to be used by or in connection with, any Person engaged in providing Competitive Services to any other Person conducting business activities within the territory in which the Company provides Competitive Services as of the Separation Date.

     Provided, however, that the provisions of this Agreement shall not be deemed to prohibit the ownership by you of any securities of the Company or its affiliated entities or not more than five percent (5%) of any class of securities of any corporation having a class of securities registered pursuant to the Securities Exchange Act of 1934, as amended.

     (d) Exceptions from Disclosure Restrictions. Anything herein to the contrary notwithstanding, you will not be restricted from disclosing or using information that:

          (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure by you or your agent;

          (ii) becomes available to you in a manner that is not in contravention of applicable law from a source (other than the Company or its affiliated entities or one of its or their officers, employees, agents or representatives) that is not bound by a confidential relationship with the Company or its affiliated entities or by a confidentiality or other similar agreement;

          (iii) was known to you on a non-confidential basis and not in contravention of applicable law or a confidentiality or other similar agreement before its disclosure to you by the Company or its affiliated entities or one of its or their officers, employees, agents or representatives; or

          (iv) is required to be disclosed by law, court order or other legal process, provided, that in the event disclosure is required by law you shall provide the Company with prompt notice of such requirement, so that the Company may seek an appropriate protective order prior to any such required disclosure by you.

     (e)  Reasonableness.   The  covenants  contained  in  this  Section  3  are
considered by the parties hereto to be fair, reasonable and necessary for the protection of the legitimate business interests of the Company.

     (f) Enforcement of Restrictive Covenants.

          (i) Rights and Remedies Upon Breach. In the event you breach, or threaten to commit a breach of, any of the provisions of the Restrictive Covenants, the Company shall have the following rights and remedies, which shall be independent of any others, severally enforceable, and in addition to, not in lieu of, any other rights and remedies available to the Company at law or in equity: (A) the right and remedy to enjoin, preliminarily and permanently, you from violating or threatening to violate the Restrictive Covenants and to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of any of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company; and (B) the right and remedy to require you to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits you derive or receive as the result of any transactions constituting a breach of any of the Restrictive Covenants.

          (ii) Severability of Covenants. You acknowledge and agree that the Restrictive Covenants are reasonable and valid in time and scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, are invalid or unenforceable, the remainder of the Restrictive Covenants will not thereby be affected and will be given full effect, without regard to the invalid portions.

          (iii) Reformation. You and the Company agree that it is our mutual intention that the Restrictive Covenants be enforced in accordance with their terms to the maximum extent possible under applicable law. You and the Company further agree that, in the event any court of competent jurisdiction shall find that any provision hereof is not enforceable in accordance with its terms, the court shall reform the Restrictive Covenants such that they will be enforceable to the maximum extent permissible at law.

          (iv) Elective Right of the Company. In the event that you challenge the enforceability of the Restrictive Covenants (or assert an affirmative defense to an action seeking to enforce the Restrictive Covenants) based on an argument that the Restrictive Covenants are not enforceable as a matter of law, unreasonable in geographical scope or duration or void as against public policy, the Company shall have the right (A) to cease making the payments required under Sections 2(a) through (e), and, upon demand, to have you repay, within 10 business days of any such demand, any such payments previously made under those Sections, and (B) notwithstanding the provisions of Sections 2(f) and 2(g), to demand that the interest and principal due on the Note and the Margin Note shall be accelerated and be immediately due and payable, regardless of whether any such challenge (or defense) is found to be meritorious, in whole or in part. Any right afforded to, or exercised by, the Company hereunder shall in no way affect the enforceability of the Restrictive Covenants or any other right of the Company hereunder. Nothing in this Section 3(f)(iv) shall be construed to preclude a challenge (or defense) by you against the application of the Restrictive Covenants as to a particular set of facts and circumstances (as opposed to the arguments enumerated above). 4. Certain Additional Covenants.

               (a) Consulting Services. You agree to provide consulting services and advice to the Company on an as requested basis until January 1, 2003, provided, however, that the Company shall not require you to provide more than eight (8) hours of service in any month and shall not require you to travel to provide such services, other than to and from the Company's offices in Jacksonville, Florida.

               (b) Agreement Not to Disparage. You and the Company agree that neither shall say, write or communicate in any manner to any person or entity in the medical community or the medical, imaging or long-term care distribution industries anything substantially derogatory about the other, regardless of the truth or falsity of the information; provided, however, that nothing contained herein is intended to or shall limit your or the Company's ability to comply with applicable laws, rules or regulations, to obtain any benefits under any bond or insurance policy, or to commence, institute, prosecute or defend any lawsuit, action, claim or proceeding before or in any court, regulatory, governmental, arbitral or other authority. In this connection, you specifically agree that, for purposes hereof, the "Company" means and includes the Company and its officers, directors, employees, affiliates and representatives.

               (c) Return of Company Property. You will deliver promptly to the Company all property belonging to the Company, including, without limitation, all confidential information of the Company in your possession, including soft and hard copies thereof, and all keys to the Company premises. The Company will provide you with a written receipt identifying all such materials that are returned to the Company.

     5. General Release and Forbearance.

          (a) Release by Employee. Except for obligations of the Company to you under this agreement and vested benefits payable to you under the Company's benefit programs, in consideration of the severance benefits provided to you by the Company, you, for yourself, your successors, heirs, legatees, personal and legal representatives, and assigns (the "Releasors"), hereby forever release and discharge the Company, its officers, directors, stockholders, employees, agents, corporate affiliates, controlling persons, and successors, and their representatives (the "Releasees") from any claims, demands, causes of action, suits, contracts or liabilities whatsoever, in law or in equity, whether known or unknown or suspected to exist by you, which you have had or may now have against the Company or any of such related parties arising from or connected with your employment with the Company or the termination of that employment, but specifically excluding whatever rights the Releasors might have to indemnification or payment of expenses arising under the Company's charter or bylaws or any other source (the "Release"). Such claims or causes of action shall include, but not be limited to, any claims, demands, suits or causes of action (i) in connection with any privacy right, civil rights claim, claim for emotional and mental distress, your employment with the Company; or the termination of that employment, or (ii) pursuant to any federal, state, or local employment laws, regulations, executive orders, or other requirements, including without limitation those that may relate to sex, race or other forms of discrimination, including, without limitation, Title VII of the Civil Rights Act of 1964, The Americans With Disabilities Act, and the Age Discrimination in Employment Act Title VII of the Civil Rights Act of 1964; provided, however, that this Release covers only claims that you may have under the Age Discrimination in Employment Act as of the effective date of this Release. Without limiting the generality of the foregoing, you hereby acknowledge and covenant that you have knowingly relinquished and forever released any and all rights and remedies which might otherwise be available to you, including claims for back pay, liquidated damages, recovery of interest, costs, punitive damages or attorneys' fees, and any claims for employment or re-employment with the Company.

          (b) Acknowledgments. You acknowledge that you have been advised in writing to consult with an attorney before signing this agreement and the Release. You acknowledge that you have read this Release and understand that it is a general release of the Company from any past or existing claim that you have against the Company, including any claim relating to your employment or termination of employment. You acknowledge that you have had twenty-one (21) days from receipt of this Release to review it prior to signing (or have voluntarily signed this Release prior to the expiration of such 21-day prior review period) and have voluntarily decided to sign this Release. You have the right to revoke this Release within seven (7) days following the date of its execution by you. However, if you fail to execute this Release or revoke this Release within such seven (7) day period, no benefits will be payable to you under this agreement and you shall return to the Company any payments thus received prior to that date.

          (c) Release by Company. Except for your obligations to the Company under this agreement, which shall remain effective in accordance with their terms, the Company, on behalf of itself, its affiliates, its successors, and assigns, irrevocably and unconditionally, releases, acquits, and forever discharges you and your attorneys, executors, administrators and heirs from any and all charges, complaints, claims, contracts, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and legal expenses), of any nature whatsoever, in law or in equity, whether known or unknown, (excluding any claims for which you would not be entitled to indemnification pursuant to the Company's certificate of incorporation, the Company's by-laws, and relevant law) which the Company now has, or may hereafter claim to have had, against you by reason of any matter, act, omissions, cause or event that has occurred up to the present date, except any claims pursuant to or arising from this agreement. The Company expressly acknowledges that this release agreement may be pled as a complete defense and will fully and finally bar any such known or unknown claim or claims based on any acts or omissions of you up to the present date.

     6. Indemnification and Insurance. The Company shall continue to provide for you the indemnification provisions contained in the Company's by-laws and shall continue to maintain for your benefit such policies of liability insurance, providing protection to you as an officer, director, agent or employee of the Company and its subsidiaries, as may from time to time be purchased by the Company for officers and directors generally as authorized by or in furtherance of the indemnification provisions contained in the Company's by-laws. Neither the insurance nor your right to indemnification thereunder may be canceled by the Company without your permission for a period of five (5) years following the Separation Date, except in the event of a Change of Control, as defined above; provided, however, that the Company may obtain a substitute insurance policy as long as the rights of indemnity to you are at least equivalent to the most favorable rights provided under the policies in effect immediately prior to your Separation Date.

     7. Tax Matters. You and the Company acknowledge and agree that the payments and benefits described herein may be taxable income, and we each covenant to comply with all federal and state income and employment tax requirements, including all reporting and withholding requirements, relating thereto.

     8. Prior Agreements. You and the Company agree that, except as set forth in this agreement, this agreement and all documents entered into in connection herewith supersede and terminate any and all prior employment, separation or similar agreements, oral or written, between you and the Company, including without limitation your Employment Agreement, and that the mutual benefits and obligations of each of the parties are solely as provided for and contained in this agreement.

     9. Governing Law. Except to the extent preempted by federal law, and without regard to conflict of laws principles, the laws of the State of Florida shall govern this agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

     10. Right of Set-off. You and the Company agree that the Company shall have the right to set-off any amounts due to you pursuant to this agreement to the extent that you have failed to make payment to the Company of any amounts owed by you to the Company pursuant to this agreement including the exhibits hereto when such amounts become due. You hereby grant, and agree to cooperate with the Company in perfecting, a security interest in any such amounts.

                  Again, to indicate your acknowledgment of our agreement as memorialized above, please sign and date this letter and the enclosed duplicate copy in the space provided below and return one originally executed copy to the Company.

                            Very truly yours,

                            PSS WORLD MEDICAL, INC.



                            By:   /s/ David A. Smith
                                  ----------------------------------------------
                                  David A. Smith
                                  President



                  The undersigned has carefully read this Release and acknowledges that it constitutes a general release of all known and unknown claims against the Company under the Age Discrimination in Employment Act. The undersigned acknowledges that he has had a full opportunity to consult with an attorney or other advisor of his choosing concerning the execution of this Release and that he is signing this Release voluntarily and with the full intent of releasing the Company from all such claims.

Acknowledged as being the true agreement of the parties, this 21st day of March, 2001.


                    /s/ Patrick C. Kelly
                    --------------------------------------------
                    Patrick C. Kelly